Exhibit (a)(4)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             SCOR U.S. CORPORATION
                                       AT
                              $15.25 NET PER SHARE
                                       BY
                          SCOR MERGER SUB CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                                   SCOR S.A.
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    THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
            MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 8, 1995,
                       UNLESS THE OFFER IS EXTENDED.
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                                                                November 9, 1995

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated November 9, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal", and, together with the Offer to Purchase, the "Offer") pertaining to the offer by SCOR Merger Sub Corporation (the "Purchaser"), a newly organized Delaware corporation and a wholly owned subsidiary of SCOR S.A., a societe anonyme organized under the laws of The French Republic ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.30 per share (the "Shares"), of SCOR U.S. Corporation, a Delaware corporation (the "Company"), not currently beneficially owned directly or indirectly by Parent at a price of $15.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

       1. The tender offer price is $15.25 per Share, net to you in cash, without interest thereon.

       2. The Offer is being made for all of the outstanding Shares not currently owned directly or indirectly by Parent.

       3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 8, 1995, unless the Offer is extended.

       4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares currently beneficially owned directly or indirectly by Parent, will constitute at least 90% of the total Shares outstanding as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to other terms and conditions contained in the Offer to Purchase.

       5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

       6. The Board of Directors of the Company and the Special Committee (as defined in the Offer to Purchase) have unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to and in the best interests of the Company and its stockholders, have approved the Offer and the Merger and recommend that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the Letter of Transmittal and any amendments or supplements thereto. The Purchaser is not aware of any state where the making of the Offer is prohibited by the administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchaser cannot comply with such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             SCOR U.S. CORPORATION
                                       AT
                              $15.25 NET PER SHARE
                                       BY
                          SCOR MERGER SUB CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF
                                   SCOR S.A.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 9, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal", and, together with the Offer to Purchase, the "Offer") relating to the offer by SCOR Merger Sub Corporation, a newly organized Delaware corporation and a wholly owned subsidiary of SCOR S.A., a societe anonyme organized under the laws of The French Republic ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $0.30 per share (the "Shares"), of SCOR U.S. Corporation, a Delaware corporation, not currently beneficially owned directly or indirectly by Parent.

    You are instructed to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


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     Number of Shares to be Tendered*:
     / / Shares:              shares

 / / All Shares
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 * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered
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                                   SIGN HERE
Signature(s) ___________________________________________________________________

Name(s) ________________________________________________________________________
                             (please print or type)

Address(es) ____________________________________________________________________

________________________________________________________________________________
                                                               (zip code)

Area Code(s) and Telephone No(s). (_______) ____________________________________

Tax Identification or
Social Security No(s). _________________________________________________________

Dated: _________________________________________________________________________